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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)  July 25, 2000
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                   CardioDynamics  International  Corporation
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             (Exact name of registrant as specified in its charter)


California                              0-11868                 95-3533362
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(State or other jurisdiction            (Commission             (I.R.S. Employer
of incorporation)                       File Number)            Identification
                                                                Number.)

6175 Nancy Ridge Drive, Suite 300, San Diego, California        92121
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:   (619) 535-0202
                                                      --------------



                                      n/a
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         (Former name or former address, if changed since last report)
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   Item 5.  Other Events
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   On July 25, 2000, CardioDynamics International Corporation, manufacturer of
   BioZ(R) noninvasive digital cardiac output function monitoring systems, completed an $18.5 million private placement of common stock primarily to institutional investors, providing the Company with additional capital to execute the Company's aggressive business plan.

   The financing included a group of domestic and international institutional healthcare investors led by Sofinov, societe financiere d'innovation Inc., a subsidiary of the Caisse de depot et placement du Quebec. The investors purchased unregistered common stock at $5.59 per share, a 13% discount to the 20-day weighted average closing price as of the June 21, 2000 pricing date. The Company issued 3.3 million new shares of common stock and repurchased approximately 400,000 shares from the Allen E. Paulson estate for $5.59 per share. A six percent placement agent fee was paid to Gruntal & Co., L.L.C. and Gerard Klauer Mattison & Co., Inc. related to the transaction. The net proceeds, after placement agent fees and share repurchase, were $15.5 million.

   Additionally, the Company announced the addition of Jacques Douziech to its Board of Directors. Douziech is a respected leader with over 35 years of experience in the healthcare sector. He is currently Venture Advisor for Sofinov's Biotechnology and Life Sciences division. Sofinov, a subsidiary of the Caisse de depot et placement du Quebec, was the lead investor in the private placement. Douziech's diverse background includes senior executive positions at Procrea Biosciences, Boehringer Mannheim Canada (now Roche Diagnostics), Kodak Canada, Inc., and Synermed Diagnostics. From 1965 to 1979, he served as Assistant-Chief of Biochemistry and Immunology at the Queen Elizabeth Hospital of Montreal.

   The Company also announced the addition of Michael Paulson, son of the late Allen E. Paulson, co-chairman of the Company's Board until his death on July 19, 2000. Michael Paulson is the founder and President of Nevastar Investments Corp. and Construction Specialist of Nevada, Inc. He has been in the real estate development and investment business since 1986 and previously worked in the aerospace industry for 17 years. Additionally, Mr. Paulson currently serves as a trustee, director, and officer of various companies.

   Note: Except for the historical and factual information contained herein, this filing contains forward-looking statements, the accuracy of which are necessarily subject to uncertainties and risks, which include sole dependence on the BioZ product line, a lack of general acceptance within the medical community of TEB-based monitors, competition from Baxter Healthcare Corp. (manufacturer of the Swan-Ganz(TM) device), and various uncertainties characteristic of companies just emerging from the development stage; as well as other risks detailed in the Company's filings with the SEC, including its 1999 Form 10-KSB. The Company does not undertake to update the disclosures contained in this filing.
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   Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits
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       99.1   Form of Common Stock Subscription Agreement dated July 10, 2000 among the Company and the selling shareholders.




                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CARDIODYNAMICS
                                         INTERNATIONAL CORPORATION

                                         By: Michael K. Perry
                                         -------------------------------------
                                         Michael K. Perry
                                         Chief Executive Officer

   Date:  August 14, 2000
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